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                                  EXHIBIT 99(A)

            STATEMENTS OF OPERATIONS FOR THE QUARTERS INCLUDED IN AND
                        FOR THE YEAR ENDED JUNE 30, 2000

                                 FRONTSTEP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   As adjusted
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                                                 TWELVE MONTHS
                                                                       THREE MONTHS ENDED                            ENDED
                                                    SEPTEMBER 30,  DECEMBER 31,     MARCH 31,       JUNE 30,        JUNE 30,
                                                    -------------------------------------------------------------------------
                                                       1999            1999           2000            2000            2000
                                                    ---------       ---------       ---------       ---------       ---------
Revenue:
     License fees                                      13,392          15,538          14,043          14,885          57,858
     Services                                          11,039          10,733           9,822           8,032          39,626
     Maintenance and support                            7,640           8,109           7,603           8,072          31,424
                                                    ---------       ---------       ---------       ---------       ---------
          Total revenue                                32,071          34,380          31,468          30,989         128,908

Cost of revenue:
     License fees                                       4,238           4,791           4,644           7,831          21,504
     Service, maintenance and support                  10,130          10,863           9,484           9,875          40,352
                                                    ---------       ---------       ---------       ---------       ---------
           Cost of revenue                             14,368          15,654          14,128          17,706          61,856
                                                    ---------       ---------       ---------       ---------       ---------


Gross margin                                           17,703          18,726          17,340          13,283          67,052

Operating expenses:
     Selling, general and administrative               11,590          13,268          14,203          18,443          57,504
     Research and product development                   3,611           4,026           3,944           4,103          15,684
     Amortization of intangibles                          765             764             934           1,130           3,593
     Restructuring and other charges                     --              --               638             429           1,067
                                                    ---------       ---------       ---------       ---------       ---------
          Total operating expenses                     15,966          18,058          19,719          24,105          77,848
                                                    ---------       ---------       ---------       ---------       ---------

Operating income (loss)                                 1,737             668          (2,379)        (10,822)        (10,796)


Other income (expense), net                              (270)           (196)           (252)           (248)           (966)
                                                    ---------       ---------       ---------       ---------       ---------


Income (loss) before income taxes                       1,467             472          (2,631)        (11,070)        (11,762)


Provision for income taxes                                572             184            (777)         (1,536)         (1,557)
                                                    ---------       ---------       ---------       ---------       ---------

Net income (loss)                                   $     895       $     288       $  (1,854)      $  (9,534)      $ (10,205)
                                                    =========       =========       =========       =========       =========

Net income (loss) per share                         $    0.12       $    0.04       $   (0.25)      $   (1.27)      $   (1.38)
                                                    =========       =========       =========       =========       =========
Net income (loss) per share, assuming dilution      $    0.12       $    0.04       $   (0.25)      $   (1.27)      $   (1.38)
                                                    =========       =========       =========       =========       =========


Weighted average shares outstanding                     7,354           7,357           7,428           7,503           7,411
Weighted average shares outstanding, assuming
dilution                                                7,720           7,836           7,428           7,503           7,411
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